For period ending   May 31, 2008  Exhibit 77Q.1

File number 811-06475

GLOBAL HIGH INCOME FUND INC.
INSURED MUNICIPAL INCOME FUND INC.
INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
MANAGED HIGH YIELD PLUS FUND INC.
STRATEGIC GLOBAL INCOME FUND, INC

CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY FOR BOARD RESOLUTIONS APPROVING BYLAW AMENDMENTS

 I, Keith A. Weller, Vice President and Assistant Secretary of Global High Income Fund Inc., Insured Municipal Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and Strategic Global Income Fund, Inc. (each a "Fund" and, collectively, the "Funds"), each a Maryland corporation and listed on the New York Stock Exchange, hereby certify that, at a duly convened meeting of the Board of Directors of each Fund held on February 13, 2008, the Board of Directors duly and unanimously approved the following  preambles and resolution:

 WHEREAS, the Nominating and Corporate Governance Committee of the Board has recommended to the full Board that the Board's mandatory retirement age be changed from 74 to 75; and

 WHEREAS, the Board has accepted the Nominating and Corporate Governance Committee's recommendation and has determined that it is in the best interest of the Fund to change the Board's retirement age policy;

 NOW, THEREFORE, BE IT

 RESOLVED, that pursuant to the relevant section of the Fund's Amended and Restated Bylaws (the "Bylaws") concerning amendments to the Fund's Bylaws, Article III, Section 13 of the Fund's Bylaws be, and it hereby is, amended to read as follows:

Section 13. Retirement. Each Director who has attained the age of seventy-five (75) years shall retire from service as a Director on the last day of the month in which he or she attains such age.  Notwithstanding anything in this Section, a Director may retire at any time as provided for in the governing instrument of the Fund.

 IN WITNESS WHEREOF, I have signed this certificate as of the 22nd day of February, 2008.

    GLOBAL HIGH INCOME FUND INC.
    INSURED MUNICIPAL INCOME FUND INC.
   INVESTMENT GRADE MUNICIPAL INCOME FUND INC.
    MANAGED HIGH YIELD PLUS FUND INC.
    STRATEGIC GLOBAL INCOME FUND, INC

By:  /s/Keith A. Weller
Name: Keith A. Weller
Title: Vice President and Assistant Secretary

For period ending   May 31, 2008  Exhibit 77Q.1

File number 811-06475

OFFICER CERTIFICATE REGARDING
AMENDMENT TO
AMENDED AND RESTATED BYLAWS

OF

STRATEGIC GLOBAL INCOME FUND, INC

I, Keith A. Weller, Vice President and Assistant Secretary of Strategic Global Income Fund, Inc. (the "Fund"), a Maryland corporation, hereby certify that, at a duly convened meeting of the Board of Directors of the Fund held on November 14, 2007, the Board of Directors adopted the following amendments to the Fund's Amended and Restated Bylaws (the "Bylaws"):

Article VI Section 1 of the Bylaws was amended and restated as follows:

Section 1.  Certificates of Stock.  The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time authorize, provided, however, that the Board of Directors may, in its discretion, authorize the issuance of non-certificated shares.  No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation, or bears the facsimile signatures of such officers and a facsimile of such seal.  In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he or she were such officer at the date of issue.

In the event the Board of Directors authorizes the issuance of non-certificated shares of stock, the Board of Directors may, in its discretion and at any time, discontinue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Corporation for cancellation.  Such surrender and cancellation shall not affect the ownership of shares of the Corporation.

IN WITNESS WHEREOF, I have signed this certificate as of the 19th day of November, 2007.

By: /s/Keith A. Weller
Name:  Keith A. Weller
Title: Vice President and Assistant Secretary